UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
__________________

Date of Report (Date of earliest event reported): April 8, 2011

CHINA MEDIA GROUP CORPORATION
(Exact Name of Registrant as Specified in Charter)

Texas	5813	75-3016844
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1403 Wan Chai Commerical Center, 194-204 Johnston Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+011 852 3171 1208 (ext.222)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors, appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 8, 2011, the Board of Directors of China Media Group Corporation (the "Company") accepted the resignation of Mr. Alex Ho as Director, Treasurer and Secretary of the Company. There was no disagreement between Mr. Ho and the Company's executive management and/or the Board of Directors on any matter relating to our operations, policies, or practices.

On the same day, the Board of Directors appointed Dr. Pui Kit LAM as Director, Treasurer, Secretary of the Company.

Dr. Lam has been conducting business in China for over 40 years and has excellent government contacts in Beijing and Hunan, China having served in various capacities on behalf of the Chinese government. He brings a wealth of experience in public relations and government affairs and currently holds the title of Director General for the United Nations Millennium Development Goals China Population Great Wall Project Coordination Office.

There is no family relationship among the directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2011	CHINA MEDIA GROUP CORPORATION
By: /s/ Cheng Pheng LOI
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Name: Cheng Pheng LOI
Title: President